UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 23, 2005

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Thomas A. Szabo has resigned as the Chief Executive Officer, Secretary and Acting Chief Financial Officer of Public Media Works, Inc. (the “Company”) effective as of September 23, 2005. Mr. Szabo’s resignations are not due to any disagreements with the Company.

Effective as of September 23, 2005, the Board of Directors of the Company has appointed George Mainas as the Chief Executive Officer and a director of the Company.

Mr. Mainas has been the Managing Director of Mainas Development Corporation since 1981. Mainas Development Corporation is primarily engaged in the development, construction and financing of real estate projects, and also invests in companies outside of the real estate industry. Mr. Mainas currently serves as a Chairman of Global Cable Systems, a Canadian publicly traded company. Mr. Mainas has over 40 years of domestic and international business experience and has been a founder, director and investor in both public and private companies.

Mr. Mainas and the Company have agreed to enter into a one year employment agreement commencing October 1, 2005 pursuant to which Mr. Mainas is to receive an annual salary of $120,000, payable monthly, and options to purchase up to 1,000,000 shares of common stock, vesting immediately, at an exercise price of $.25 per share, and expiring on October 1, 2008.

The Company and Mr. Mainas entered into a secured promissory note on August 30, 2000 in the principal amount of $340,000, bearing interest at 8%. As of August 30, 2005, the Company had an outstanding balance of $546,360 under the promissory note, including accrued interest. The promissory note is payable on demand. On August 19, 2004, the Company entered into an unsecured line of credit with Mainas Development Corporation. The non-revolving line of credit has a maximum draw-down of $250,000, bears interest of 9% annually, does not maintain an outstanding balance limitation, and is payable on demand. The outstanding balance on this account as of August 30, 2005 was $209,634 including accrued interest. Mr. Mainas has also advanced the Company an additional $70,640 as of August 30, 2005 to cover operating costs of the Company. Mr. Mainas and Mainas Development Corporation made demand to the Company on March 31, 2005 for payment of all amounts due and owing by the Company under the secured promissory note, unsecured line of credit and the additional $70,640. Mr. Mainas is also due $64,100 in accrued expenses incurred on behalf of the Company through August 30, 2005. The Board of Directors of the Company has passed a corporate resolution providing that 50% of all future revenues of the Company will be used to pay down the Company’s obligations under outstanding promissory notes, including Mr. Mainas’ promissory note, and the line of credit.

Mr. Mainas is a member of World Equities LLC. On September 6, 2005, the Company completed a purchase of certain assets from World Equities LLC in exchange for the issuance of 250,000 shares of Company common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: September 28, 2005	By:	/s/ George Mainas
George Mainas Chief Executive Officer